                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]


                                 March 2, 2001


Veritas DGC Inc.
10300 Town Park Drive
Houston, Texas 77072

Ladies and Gentlemen:

     We have acted as counsel for Veritas DGC Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates, among other things, to an aggregate of 2,000,000 shares of the Company's common stock, $.01 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Veritas DGC Inc. 2001 Key Employee Nonqualified Stock Option Plan (the "Plan").

     In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation with amendments of the Company, the Amended and Restated By-Laws of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     The opinions expressed herein are limited exclusively to laws of the State of Texas, the Delaware General Corporation Law, including the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and the federal laws of the United States of America, to the extent applicable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.


                                       Very truly yours,

                                       /s/ Fulbright & Jaworski L.L.P.

                                       Fulbright & Jaworski L.L.P.